As filed with the Securities and Exchange Commission on  December 15, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM S-1/ A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPSTONE SYSTEMS INC.

 (Exact name of registrant as specified in its charter)

Nevada	2434
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)

30-0867167

IRS Employer Identification Number

Capstone Systems Inc.

242 Dolenjska cesta, Ljubljana, Slovenia, 1000

Tel. (725) 333-4110

Email: capstonesystems1@gmail.com

 (Address and telephone number of principal executive offices)

Management Services Associates LLC

525 Swallow Cv, Boulder City, NV 89005

Tel. (347) 402-7797

 (Name, address and telephone number of agent for service)

copies to:

John T. Root, Jr. ATTORNEY AT LAW

P.O. Box 5666 Jacksonville, Arkansas 72076

Phone: (501) 529-8567

Fax: (501) 325-1130

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share(1)	Aggregate Offering Price	Registration Fee

Common Stock:	2,000,000	$0.04	$80,000	$9.30

___________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAPSTONE SYSTEMS INC.

2,000,000 SHARES OF COMMON STOCK

$0.04 PER SHARE

This is the initial offering of common stock of Capstone Systems Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $0.04 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Jure Perko, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.04 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 2,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company

Per share	$0.04	$0.0018	$0.0182
Total	$80,000	$7,000	$73,000

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. We are not a blank check company as defined in Rule 419 of Regulation C under the Securities Act and have no plans or intentions to engage in a business combination after the offering.

Capstone Systems Inc. is a development stage company and has recently started its operation. To date we have been involved primarily in organizational activities, made first sales and purchased our office building in Slovenia for $6,515. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Capstone Systems Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 7 THROUGH 13 BEFORE BUYING ANY SHARES OF CAPSTONE SYSTEMS INC.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED __________, 2015

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	14
DILUTION	15
DESCRIPTION OF SECURITIES	18
PLAN OF DISTRIBUTION	19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	21
DESCRIPTION OF BUSINESS	26
LEGAL PROCEEDINGS	30
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	30
EXECUTIVE COMPENSATION	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
INTERESTS OF NAMED EXPERTS AND COUNSEL	34
EXPERTS	34
AVAILABLE INFORMATION	35
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	35
INDEX TO THE FINANCIAL STATEMENTS	36
INDEMNIFICATION	38

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," "CAPSTONE" AND "CAPSTONE SYSTEMS" REFERS TO CAPSTONE SYSTEMS INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

CAPSTONE SYSTEMS INC.

We are a development stage company and intend to distribute kitchen sinks and kitchen cabinets in the USA. Capstone Systems Inc. was incorporated in Nevada on April 1, 2015. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we require a minimum of $40,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to increase revenues during months 10-12 after completion of this offering. However, there is no assurance that we will increase revenue in the first 12 months after completion our offering. Being a development stage company, we have limited operating history. If we are unable to raise a minimum funding of $40,000 required to conduct our business over the next 12 months, our business may fail. After twelve months period we may need additional financing. Our principal executive offices are located at 242 Dolenjska cesta, Ljubljana, Slovenia, 1000. Our phone number is (702)793-2212.

From inception (April 1, 2015) until the date of this filing, we have had limited operating activities. Our financial statements from inception (April 1, 2015) through May 31, 2015, reports $30,322 in revenues and a net income of $8,357.  The revenues were generated from the sale of 50 custom household cabinets to a distributor of cabinets in Nevada. The product was ordered from one supplier in China and paid for by the client when the products were ready for delivery.

Our independent registered public accounting firm has issued an audit opinion for Capstone Systems Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into Sales Agreements with Aquacubic Sanitary Ware Co. LTD, Foshan Mingdeng Kitchen Cabinet Co., Ltd, Foshan Opaly Composite Materials Co., Ltd, Foshan Sani Sanitary Ware Co., LTD, Hangzhou Relux House Furnishing Co., Ltd, Oppein Home Group Inc., Welbom Cabinetry & Joinery companies, dated April 3-7, 2015. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order to develop its business operations and increase the likelihood of commercial success.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	CAPSTONE SYSTEMS INC.
Securities Being Offered:	2,000,000 shares of common stock.
Price Per Share:	$0.04
Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 2,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$80,000
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Jure Perko.
Registration Costs:	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from April 1, 2015 (Inception) to May 31, 2015.

Financial Summary	May 31, 2015 ($) (Audited)
Cash and Deposits	8,031
Total Assets	14,546
Total Liabilities	2,189
Total Stockholder's Equity	12,357

Statement of Operations	Accumulated From April 1, 2015 (Inception) to May 31, 2015 ($) (Audited)
Sales	30,322
Cost of Goods Sold	19,722
Expenses	154
Provision for Income Tax	2,089
Net Income (Loss) for the Period	8,357
Net Loss per Share	0

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE A LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL COMMERCIAL ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on April 1, 2015 and to date, have been involved primarily in organizational activities, closing first sale and purchasing our office building in Slovenia for $6,515. Accordingly we have short track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a development stage company which is engaging in the business of distributing kitchen sinks and kitchen cabinets in the USA. For the period from inception (April 1, 2015) to May 31, 2015, we had a net income of $8,357. Development stage companies in businesses with low barriers to entry, such as ours, often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our business consulting activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

We require minimum funding of approximately $40,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Jure Perko, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Perko has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period April 1, 2015 (date of inception) through May 31, 2015 we had a net income of $8,357. As of May 31, 2015, the Company has not emerged from the development stage. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to begin operations and to achieve a level of profitability. We need at least $40,000 to continue as a going concern.

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WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We currently have one customer and have generated limited revenues. While we have plans for marketing our business, there can be no assurance that such efforts will be successful. Mr. Perko has been working as the business owner at Domov Kabinet Ltd, a company that made and sold different types of cabinet products for homes, however he has no experience in international distribution and marketing of cabinet products. There can be no assurance that our proposed business will gain wide acceptance in its target market or that we will be able to effectively market our product. Additionally, we are a newly-formed, development stage company with short prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Jure Perko, to build our customer base. Our company has no prior experience upon which it can rely in order to garner its first prospective customers to buy our kitchen sinks and kitchen cabinets.  Prospective customers will be less likely to buy our product than a competitor's because we have no prior experience in our industry.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have identified and engaged our first customers but we cannot guarantee we will have other customers. Even if we obtain other customers, there is no guarantee that we will increase our current profit. If we cannot generate an increase in profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our kitchen sinks and kitchen cabinets at prices which generate a profit.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

Many competitors with same products are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their services. Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support Company endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease our operations.

Also, there are many various sized same companies in our line of business. Some of these competitors have established businesses with a substantial number of venues and valuable contacts. We will attempt to compete against these groups by offering unique products. We cannot assure you that such a business plan will be successful, or that competitors will not copy our business strategy.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT INCREASE OUR PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

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CURRENT MANAGEMENT'S LACK OF EXPERIENCE IN AND WITH MARKETING AND SELLING KITCHEN SINKS AND KITCHEN CABINETS MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS.

Jure Perko, our sole officer and director has no prior experience with US customers to distribute kitchen sinks and kitchen cabinets. With no direct training in the US market with marketing and sales, our sole officer and director may not be fully aware of many of the specific requirements related to marketing and selling kitchen sinks and kitchen cabinets. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director's future possible mistakes, lack of sophistication, judgment or experience in marketing and sales.

SINCE ALL OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR SOLE OFFICER AND DIRECTOR, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY, AND AS SUCH, OUR SOLE OFFICER AND DIRECTOR MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE.

Jure Perko, our sole officer and director beneficially owns 100% of our issued and outstanding shares of common stock. The interests of Mr. Perko may not be, at all times, the same as that of our other shareholders. Mr. Perko is not simply a passive investor but is also an executive officer of the Company, and as such his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our sole officer and director exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer and as member of the Company's board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Jure Perko, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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IT WILL BE EXTREMELY DIFFICULT TO ACQUIRE JURISDICTION AND ENFORCE LIABILITIES AGAINST OUR SOLE OFFICER AND DIRECTOR AND ASSETS OUTSIDE THE UNITED STATES.

Substantially all of our assets, including our office building which we purchased on April 27, 2015, are currently located outside of the United States. Additionally, our sole officer and director resides outside of the United States, in Slovenia. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our sole officer and director or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our sole officer and director under Federal securities laws. Moreover, we have been advised that Slovenia does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Jure Perko, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. Mr. Perko has never been a promoter, controlling interest holder or had any direct or indirect relationship with any companies that have filed registration statements with the U.S. Securities and Exchange Commission. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;
-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency"; and
-

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $6,028 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. PERKO, DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Perko does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least 50% of the shares and we receive the proceeds in the amount of $40,000 from this offering, we may have to seek alternative financing to implement our business plan.

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BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on April 1, 2015 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLIHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $2,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Capstone Systems Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000. We will have to utilize funds from Jure Perko, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten and "best-efforts" basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated in an amended prospectus reflecting the same. There is no assurance that we will raise the full $80,000 as anticipated.

Gross Proceeds from this Offering (1)	$40,000	$60,000	$80,000

Offering expenses	$7,000	$7,000	$7,000
Net proceeds	$33,000	$53,000	$73,000
SEC reporting and compliance	$10,000	$10,000	$10,000
Establishing an office	$1,000	$2,000	$2,000
Secure lease agreements	$6,000	$9,000	$15,000
Purchase samples to give to customers	$8,000	$12,000	$20,000
Marketing and advertising	$1,000	$8,000	$6,000
Employees salary	$7,000	$12,000	$20,000

___________

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity

The above figures represent only estimated costs. If necessary, Jure Perko, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Perko will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Perko. Mr. Perko will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

The price of the current offering is fixed at $0.04 per share. This price is significantly higher than the price paid by the Company's officer for common equity since the Company's inception on April 1, 2015. Jure Perko, the Company's sole officer and director, paid $0.001 per share for the 4,000,000 shares of common stock he purchased from the Company on May 11, 2015.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of May 31, 2015, the net tangible book value of our shares of common stock was $12,357 or approximately $0.0031 per share.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $85,357 or approximately $0.0142 per share. The net tangible book value per share prior to the offering is $0.0031. The net tangible book value of the shares held by our existing stockholder will be increased by $0.011 per share without any additional investment on his part. Investors in the offering will incur an immediate dilution of $0.026 from $0.04 per share to $0.014 per share.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own 33.3% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.04 per share. Our existing stockholder will own 66.7% of the total number of shares then outstanding, for which he made contributions of cash totaling $4,000 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $65,357, or approximately $0.0119 per share. The net tangible book value per share prior to the offering is $.0031. The net tangible book value of the shares held by our existing stockholder will be increased by $0.009 per share without any additional investment on his part. Investors in the offering will incur an immediate dilution of $0.028 from $0.04 per share to $0.0119 per share.

After completion of this offering investors in the offering will own approximately 27% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.04 per share. Our existing stockholder will own approximately 73% of the total number of shares then outstanding, for which he made contributions of cash totaling $4,000 or $0.001 per share.

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If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $45,357 or approximately $0.0091 per share. The net tangible book value per share prior to the offering is $0.0031. The net tangible book value of the shares held by our existing stockholder will be increased by $0.006 per share without any additional investment on his part. Investors in the offering will incur an immediate dilution of $0.031 from $0.04 per share to $0.0091 per share.

After completion of this offering investors in the offering will own approximately 20% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.04 per share. Our existing stockholder will own approximately 80% of the total number of shares then outstanding, for which he made contributions of cash totaling $4,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0031
Potential gain to existing shareholder	$80,000
Net tangible book value per share after offering	$0.0142
Increase to present stockholder in net tangible book value per share
after offering	$0.011
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 100% of shares	6,000,000
Percentage of ownership after offering	66.6%

Existing Stockholder if 75% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0031
Potential gain to existing shareholder	$60,000
Net tangible book value per share after offering	$0.0119
Increase to present stockholder in net tangible book value per share
after offering	$0.009
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 75% of shares	5,500,000
Percentage of ownership after offering	72%

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Existing Stockholder if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0031
Potential gain to existing shareholder	$40,000
Net tangible book value per share after offering	$0.0091
Increase to present stockholder in net tangible book value per share
after offering	$0.006
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 50% of shares	5,000,000
Percentage of ownership after offering	80%

Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.04
Dilution per share	$0.026
Capital contributions	$80,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholder	4%
Percentage of capital contributions by new investors	96%
Percentage of ownership after offering	33.3%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.04
Dilution per share	$0.028
Capital contributions	$60,000
Percentage of capital contributions by existing shareholder	6%
Percentage of capital contributions by new investors	94%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	27%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.031
Capital contributions	$40,000
Percentage of capital contributions by existing shareholder	9%
Percentage of capital contributions by new investors	91%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20%

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of May 31, 2015, there were 4,000,000 shares of our common stock issued and outstanding, those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Jure Perko owns 4,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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PLAN OF DISTRIBUTION

Capstone Systems Inc. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 2,000,000 shares of its common stock for sale at the price of $0.04 per share.

In connection with the Company's selling efforts in the offering, Jure Perko will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Perko is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Perko will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Perko is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Perko will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Perko will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Perko may solicit the investors through personal contact, by telephone or mail/email. He will identify those who might have an interest in purchasing shares among her personal friends and business associates. He will not use any supplemental materials in this regard.

Capstone Systems Inc. will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.04 for up to 240 days from the effective date of this prospectus.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Capstone Systems Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We have no intention of inviting broker-dealer participation in this Offering.

All expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) will be paid from the proceeds of the offering. We expect these costs to be $7,000.

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Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and
-	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Capstone Systems Inc." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $2,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $6,028 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion.

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Our cash balance is $8,031 as of May 31, 2015. We believe our cash balance is not sufficient to fund our operations for any period of time. In addition to revenues, we may utilize funds from Jure Perko, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of May 31, 2015 , Mr. Perko had advanced $100 to us. Mr. Perko, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $40,000 of funding from this offering. Being a development stage company, we have a very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 242 Dolenjska cesta, Ljubljana, Slovenia, 1000. Our phone number is (702)793-2212.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated substantial revenues and no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We intend to commence operations in the business of selling kitchen sinks and kitchen cabinets in the USA. We have generated our first revenue and our principal business activities to date consist of creating a business plan, signing Sales Agreements with AQUACUBIC SANITARY WARE CO. LTD, Foshan Mingdeng Kitchen Cabinet Co., Ltd, Foshan Opaly Composite Materials Co., Ltd, FOSHAN SANI SANITARY WARE CO., LTD, Hangzhou Relux House Furnishing Co., Ltd, OPPEIN Home Group Inc, companies, dated April 3-7, 2015. Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell half of the securities offered for sale by the Company and raise the gross proceeds of $40,000 this will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. We may also utilize funds from Mr. Perko, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no maximum amount of funds that our President has agreed to advance. Mr. Perko, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have only generated limited revenues and no substantial revenues are anticipated until we complete our initial business development. During first months after completion of this offering, we will furnish our office which we purchased in Slovenia and find more locations. During months 7-12 we will hire a salesperson and will be developing our marketing campaign and we believe we will continue to sell our products and increase our revenue.  Until this time, we do not believe that our operations will be able to grow. There is no assurance we will ever reach that stage.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell more kitchen sinks and kitchen cabinets.

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After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell kitchen sinks and kitchen cabinets. Our plan of operations following the completion is as follows:

Office Establishment (Time Frame: 1st-2nd month, Minimum Cost $1,000)

Upon the completion of the offering, we plan to set up our office in the building which we purchased in Slovenia and acquire the necessary office equipment to expend operations. We need a computer with Windows 7 or Windows 8 operation system, and a connection to the Internet. Our sole officer and director, Jure Perko will take care of our initial administrative duties. We believe that it will cost at least $1,000 to set up office and obtain the necessary office equipment and stationery to continue operations. If we sell 75% or 100% of the shares offered we will buy additional and more advanced office equipment that will cost us approximately $1,000 more.

Negotiate and conclude agreements with property owners (Time Frame: 3rd-5th months, Material Costs: $6,000-$15,000)

During this period, we intend to begin negotiations with property owners and managers in view of securing leasing agreements for the use of their premises for the office in the US. If we sell all the shares in the offering, our goal during this stage will be to enter into leasing agreement for the US based office(s). As of the date of this prospectus we have not executed any Lease Agreements. Search for new potential customers for our products and negotiating agreements with the owner for US based office space are ongoing matters that will continue during the life of our operations.

Commence Marketing Campaign (Time Frame: 7th-12th months, Minimum Cost $1,000)

If we sell at least 50% of the shares we plan to commence marketing campaign. Initially, marketing will be conducted by our sole officer and director, Jure Perko. In the sinks and cabinets distribution business, various business strategies are used to increase the popularity of the products. We plan to offer free samples of our products which may ignite prospective customers to buy our kitchen sinks and kitchen cabinets. Other marketing strategies will involve taking the kitchen sinks and kitchen cabinets products to various events, such as shows, fairs and home builders events. We intend also to design bright stickers and signs and place them at our sample products to draw attention of potential customers. If we sell 50% of shares in this offering, we intend to spend at least $1,000 for marketing campaign.

Hire Salesperson (Time Frame: 8th-12th months. Material Cost $7,000-20,000)

When our distribution operations are set up completely and revenues are rising, we will hire employees who will sell our kitchen sinks and kitchen cabinets, under our own brand.

Jure Perko, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our products, Mr. Perko has agreed to commit more time as required. Because Mr. Perko will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If 50% shares sold	If 75% shares sold	If 100% shares sold
Description	Fees	Fees	Fees

SEC reporting and compliance	$10,000	$10,000	$10,000
Establishing an office	$1,000	$2,000	$2,000
Secure office lease agreement	$6,000	$9,000	$15,000
Purchase samples to give to customers	$8,000	$12,000	$20,000
Marketing and advertising	$1,000	$8,000	$6,000
Employees salary	$7,000	$12,000	$20,000
Total	$33,000	$53,000	$73,000

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds raised, if any, may differ significantly.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have only generated limited revenues of $30,322 from one sale. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

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Results of operations

From Inception on April 1, 2015 to May 31, 2015

During the period we incorporated the company and prepared our business plan. Our net income since inception is $8,357. We have meaningfully commenced our proposed business operations and will do so as we work to complete this offering.

Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director for net proceeds of $4,000.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2015, the Company had $8,031 cash, $14,546 in total assets and our liabilities were $2,189, comprised of $100 owed to Jure Perko , our sole officer and director and $2,089 in income taxes payable. The available capital reserves of the Company are not sufficient for the Company to remain operational.

We are attempting to raise funds to proceed with our plan of operation. We may have to utilize funds from Jure Perko, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Perko has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $40,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and continued results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

Should the Company fail to sell less than 50% of its shares under this offering, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

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DESCRIPTION OF BUSINESS

General

Capstone Systems Inc. was incorporated in the State of Nevada on April 1, 2015 and established a fiscal year end of May 31. We are a development-stage company formed to sell kitchen sinks and kitchen cabinets in the USA. We do have revenues, have minimal assets which consists of cash and our office building which we purchased in Slovenia. We have recently started our operation. As of today, we have developed our business plan, and executed Sales Agreements with AQUACUBIC SANITARY WARE CO. LTD, Foshan Mingdeng Kitchen Cabinet Co., Ltd, Foshan Opaly Composite Materials Co., Ltd, FOSHAN SANI SANITARY WARE CO., LTD, Hangzhou Relux House Furnishing Co., Ltd, OPPEIN Home Group Inc, companies, dated April 3-7, 2015, and purchased our own office building in Slovenia. We maintain our statutory registered agent's office at 525 Swallow Cv, Boulder City, NV 89005. Our business office is located at 242 Dolenjska cesta, Ljubljana, Slovenia, 1000. Our telephone number is (702)793-2212. We intend to continue to sell kitchen sinks and kitchen cabinets in the US market.

Product

Sinks are a bowl-shaped plumbing fixtures used for washing hands, for dishwashing or other purposes. Sinks generally have taps (faucets) that supply hot and cold water and may include a spray feature to be used for faster rinsing. They also include a drain to remove used water; this drain may itself include a strainer and/or shut-off device and an overflow-prevention device. Sinks may also have an integrated soap dispenser. The washstand was a bathroom sink made in the United States in the late 18th century. The washstands were small tables on which were placed a pitcher and a deep bowl, following the English tradition. Sometimes the table had a hole where the large bowl rested, which led to the making of dry sinks. From about 1820 to 1900 the dry sink evolved by the addition of a wooden cabinet with a trough built on the top, lined with zinc or lead. This is where the bowls or buckets for water were kept. Splashboards were sometimes added to the back wall, as well as shelves and drawers, the more elaborate designs usually placed in the kitchen. Sinks are made of many different materials. These include: ceramic, concrete, copper, enamel over steel or cast iron, glass, granite, marble, nickel, plastic, soapstone, stainless steel, stone, terrazzo and wood. Stainless steel is commonly used in kitchens and commercial applications because it represents a good trade-off between cost, usability, durability, and ease of cleaning. Most stainless steel sinks are made by drawing a sheet of stainless steel over a die. Some very deep sinks are fabricated by welding. Stainless steel sinks will not be damaged by hot or cold objects and resist damage from impacts. One disadvantage of stainless steel is that, being made of thin metal, they tend to be noisier than most other sink materials, although better sinks apply a heavy coating of vibration-damping material to the underside of the sink. Enamel over cast iron is a popular material for kitchen and bathroom sinks. Heavy and durable, these sinks can also be manufactured in a very wide range of shapes and colors. Like stainless steel, they are very resistant to hot or cold objects, but they can be damaged by sharp impacts and once the glass surface is breached, the underlying cast iron will often corrode, spalling off more of the glass. Aggressive cleaning will dull the surface, leading to more dirt accumulation. Enamel over steel is a similar-appearing but far less rugged and less cost-effective alternative. Solid ceramic sinks have many of the same characteristics as enamel over cast iron, but without the risk of surface damage leading to corrosion. Plastic sinks come in several basic forms: Inexpensive sinks are simply injection-molded thermoplastics. These are often deep, free-standing sinks used in laundry rooms. Subject to damage by hot or sharp objects, the principal virtue of these sinks is their low cost. High-end acrylic drop-in (lowered into the countertop) and undermount (attached from the bottom) sinks are becoming more popular, although they tend to be easily damaged by hard objects - like scouring a cast iron frying pan in the sink. Plastic sinks may also be made from the same materials used to form "solid surface" countertops. Inexpensive sinks are simply injection-molded thermoplastics. These are often deep, free-standing sinks used in laundry rooms. Subject to damage by hot or sharp objects, the principal virtue of these sinks is their low cost. High-end acrylic drop-in (lowered into the countertop) and undermount (attached from the bottom) sinks are becoming more popular, although they tend to be easily damaged by hard objects - like scouring a cast iron frying pan in the sink. Plastic sinks may also be made from the same materials used to form "solid surface" countertops. These sinks are durable, attractive, and can often be molded with an integrated countertop or joined to a separate countertop in a seamless fashion, leading to no sink-to-countertop joint or a very smooth sink-to-countertop joint that cannot trap dirt or germs. These sinks are subject to damage by hot objects but damaged areas can sometimes be sanded-down to expose undamaged material. Soapstone sinks were once common, but today tend to be used only in very-high-end applications or applications that must resist caustic chemicals that would damage more-conventional sinks. Wood sinks are from the early days of sinks and baths were made from natural teak with no additional finishing. Teak is chosen because of its natural waterproofing properties – it has been used for hundreds of years in the marine industry for this reason. Teak also has natural antiseptic properties, which is a bonus for its use in baths and sinks. Glass sinks: A current trend in bathroom design is the handmade glass sink (often referred to as a vessel sink) which has become fashionable for wealthy homeowners. Stone sinks have been used for ages. Some of the more popular stones used are: marble, travertine, onyx, granite, and soap stone on high end sinks. Glass, concrete, and terrazzo sinks are usually designed for their aesthetic appeal and can be obtained in a wide variety of unusual shapes and colors such as floral shapes. Concrete and terrazzo are occasionally also used in very-heavy-duty applications such as janitorial sinks.

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Kitchen cabinets are the built-in furniture installed in many kitchens for storage of food, cooking equipment, and often silverware and dishes for table service. Appliances such as refrigerators, dishwashers, and ovens are often integrated into kitchen cabinetry. There are many options for cabinets available at present

Cabinets may be either face-frame or frameless in construction. Each option provides features and drawbacks. Most kitchen cabinets feature matching tops and bottoms and are available in different styles. Traditional cabinets are constructed using face frames which typically consist of narrow strips of hardwood framing the cabinet box opening. Cabinets were traditionally constructed with a separate face frame until the introduction of modern engineered wood such as particle board and medium-density fiberboard along with glues, hinges and fasteners required to join them. A face frame ensures squareness of the cabinet front. It also increases rigidity and provides a mounting point for hinges. Face-frames confer an appearance of strength and durability, and face-frame cabinets retain popularity in the U.S. An important distinction between modern (manufactured) and traditional custom-built face-frame cabinets relates to the catalog-selection of cabinet components entailed by mass production. Original custom face-frame cabinets accommodated multiple sections (cavities) in a single case. But stock (or semi-custom) face-frame cabinets are constructed individually and joined during installation.

Custom face-frame cabinets offer more efficient use of space because double width stiles can be avoided. They also provide far greater flexibility with regard to materials and design. Every aspect of custom cabinetry can be made to specifications, which makes it both the most desirable and the most expensive choice in the majority of kitchen installations. Framed cabinets have a center stile. Hinges are mounted to the outer cabinet.

Frameless (a.k.a. "full-access") cabinets utilize the side, top, and bottom panels to serve the same functions as do face-frames in traditional cabinets. In general, frameless cabinets provide better utilization of space than face-frame cabinets. A preference for frameless cabinet design developed in Europe in the 1950s and 1960s following the devastation of World War II. Frameless cabinets rely on updated manufacturing methods that permit the production of modern cabinet hardware (hinges and slides) and engineered wood products (for strength, dimensional tolerance, and stability). The intent of the frameless design is to achieve a more streamlined appearance and a more efficient use of space, with ergonomically designed moving components such as drawers, trays, and pull-out cabinets providing better access to interior components. A number of benefits stemming from frameless cabinet design have been successfully applied to face-frame cabinets, such as multiple drawers in base cabinets, full-overlay doors, and cup hinges. With the rise in popularity of European style frameless cabinetry, a significant proportion of the hardware used by U.S. cabinet manufacturers is imported from Europe and China.

Cabinets can be purchased from specialty retailers, kitchen remodelers, home centers, on-line retailers, and ready-to-assemble furniture manufacturers. Some installers offer a package deal from measurement, to construction, to installation. Cabinets are sometimes delivered in fully assembled form. Ready-to-assemble furniture cabinets are lower-in-cost and are delivered in a flat box.

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Sales and Marketing Strategy

We plan to sell kitchen sinks and kitchen cabinets in the USA. We intend to enter into agreements with numerous wholesale companies and sell our product to their retail clients. In the wholesale distribution business, various business strategies are used to increase the popularity of the products. We plan to offer free small samples which may ignite prospective customers to buy our kitchen sinks and kitchen cabinets. Other marketing strategies will involve taking our products to various events, such as shows, fairs and home builder's events. We intend also design bright flyers, stickers and signs and place them on our products to draw attention of potential customers. We intend also to implement word of mouth advertising into our business model. We believe a huge marketing opportunity on the internet is spreading word of mouth, a form of free advertising. We believe the internet has provided the biggest medium to spread word of mouth and social networking sites have been the place where everyone has come together. These days, companies have the capabilities of increased speed at which the message comes across. Bloggers and journalists can post their thoughts and reviews of products, and then people in all corners of the world can read it immediately.

Competition

The level of competition in same industry is extremely high. Many of our established competitors have developed a brand following which would make our potential customers prefer their products over ours. Economies of scale would make it easier for our larger established competitors to negotiate price discounts with their suppliers of sinks and cabinets manufacturers which would leave us at a disadvantage. The principal competitive factors in our industry are pricing and quality of products. We will be in a market where we compete with many domestic and international companies offering similar same products. We will be in direct competition with them. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar same product than us which may also cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations. Capstone Systems Inc. has entered the market and has small market penetration to date.

Contracts with our suppliers

We have executed a Sales Agreement with AQUACUBIC SANITARY WARE CO. LTD, Foshan Mingdeng Kitchen Cabinet Co., Ltd, Foshan Opaly Composite Materials Co., Ltd, FOSHAN SANI SANITARY WARE CO., LTD, Hangzhou Relux House Furnishing Co., Ltd, OPPEIN Home Group Inc companies, dated April 3-7, 2015. The material terms of the Contract are the following:

1. RECITALS

a. Seller is a manufacturer of products and desires to sell to Buyer its product

b. Buyer desires to buy these products and to perform all the provisions of this agreement.

2. DURATION

The term of the agency created shall be 24 months beginning from the Date of agreement, unless sooner terminated.

3. BUYER'S BEST EFFORTS

Buyer agrees to devote Buyer's whole time and best efforts to the business of Seller. Buyer shall employ salespersons to assist Buyer, on such terms and conditions as Seller may require, as set forth in this agreement.

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4. NONDISCLOSURE OF SELLER'S AFFAIRS

Buyer agrees to keep confidential such information as Seller may from time to time impart to Buyer regarding Seller's business affairs and customers. Buyer will not, in whole or in part, now or at any time, disclose such information.

5. CONTENTS OF ORDERS

a. All orders for Seller's product shall be taken on printed forms furnished by Seller, and all such orders shall be sent to Seller immediately after being signed by purchasers.

6. ACCEPTANCE OF ORDERS BY SELLER

Orders taken by Buyer shall not be binding until accepted by Seller. Seller reserves the right to reject any order when, in the judgment of Seller, the product ordered may not be suitable to the business of the customer.

7. BUYER'S EXPENSES

All expenses for traveling, entertainment, office, clerical, office and equipment maintenance, and general selling expenses that may be incurred by Buyer in connection with this agreement will be borne wholly by Buyer.

8. COMPLIANCE WITH LAWS

Buyer agrees, for the benefit of Buyer's employees, to comply in all respects with the workers' compensation laws of any state or states of which Buyer's territory may be a part, and to pay the premiums and other costs and expenses incident to such coverage.

9. MODIFICATION AND TERMINATION

This agreement covers all agreements between Buyer and Seller relating to the Buyer for the handling of Seller's product.

10. GOVERNING LAW

The enforcement and interpretation of this agreement shall be governed by the laws of NV, USA

The parties have executed this agreement the day and year first above written.

Remark: 1. Payment term: 30% T/T in advance + 70% balance after shipment or irrevocable L/C at sight; 2. Valid time: 30 days; 3. Mini. Qty.: 1*40' HQ.

A copy of the Contract is filed as Exhibit 10 to this registration statement.

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Offices

Our business office is located at 242 Dolenjska cesta, Ljubljana, Slovenia, 1000. Our phone number is (702)793-2212.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Jure Perko.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to same industry and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Jure Perko 242 Dolenjska cesta, Ljubljana, Slovenia, 1000	27	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Jure Perko has acted as our President, Treasurer, Secretary and Director since our incorporation on April 1, 2015. Mr. Perko owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Perko was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Perko graduated from University of Ljubljana in 2011. Since 2011 he has been working as business owner at Domov Kabinet Ltd, a company that made and sold different types of cabinet products for homes. Mr. Perko intends to devote 20 hours a week of his time to planning and organizing activities of Capstone Systems Inc.

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During the past ten years, Mr. Perko has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Perko was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Perko's involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Jure Perko, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his, family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on April 1, 2015 until May 31, 2015 :

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)

Jure Perko, President, Secretary and Treasurer	April 1, 2015 to May 31, 2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Perko currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of May 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jure Perko	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jure Perko is our officer, director, control person and promoter and he shall receive no compensation for the placement of the offering.

On May 11, 2015, we issued a total of 4,000,000 shares of restricted common stock to Jure Perko in consideration of $4,000. Further, Mr. Perko has advanced funds to us. As of May 31, 2015, Mr. Perko has advanced $100 to us. Mr. Perko will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Perko. Mr. Perko will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Perko does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Perko or the repayment of the funds to Mr. Perko. The entire transaction was oral. Mr. Perko is providing us office space free of charge and we have a verbal agreement with Mr. Perko that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 31, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Jure Perko 242 Dolenjska cesta, Ljubljana, Slovenia, 1000	4,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of May 31, 2015, there were 4,000,000 shares of our common stock issued and outstanding.

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Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,000,000 restricted shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $80,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Capstone Systems Inc.

EXPERTS

GILLESPIE & ASSOCIATES, PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. GILLESPIE & ASSOCIATES, PLLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

John T. Root, Attorney at Law , P.O. Box 5666 , Jacksonville, Arkansas 72076 , has opined on the validity of the shares of common stock being offered hereby.

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AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

 ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by GILLESPIE & ASSOCIATES, PLLC.

The financial information presented is the audited financial statements is for the year ended May 31, 2015, the period from April 1, 2015 (Inception) to May 31, 2015.

35

36

GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Capstone Systems, Inc.

We have audited the accompanying balance sheet of Capstone Systems, Inc. as of May 31, 2015, and the related statements of operations, stockholders' equity and cash flows for the period from April 1, 2015 (inception) through May 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, subject to the following paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Capstone Systems, Inc. as of May 31, 2015 and the results of its operations and cash flows for the period from April 1, 2015 (inception) through May 31, 2015 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, the Company has limited operations and has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington

June 29, 2015

F-1

CAPSTONE SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

May 31, 2015
(Audited)

ASSETS
CURRENT ASSETS
Cash	$8,031

TOTAL CURRENT ASSETS	8,031

FIXED ASSETS
Slovenia Office Building	$4,000
Slovenia Office Building Land	$2,515

TOTAL FIXED ASSETS	6,515

TOTAL ASSETS	$14,546

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Loan Payable - Related Party	$100
Income Taxes Payable	2,089

TOTAL LIABILITIES	$2,189

STOCKHOLDERS' EQUITY
Common stock: authorized 75,000,000; $0.001 par value; 4,000,000 shares issued and outstanding at May 31, 2015	4,000
Profit (loss) accumulated during the development stage	8,357

Total Stockholders' Equity	$12,357

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,546

The accompanying notes are an integral part of these financial statements

F-2

CAPSTONE SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Audited)

From Inception
(April 1, 2015) to
May 31, 2015

REVENUES
Sales:
Sales	$30,322
Total Income	30,322

Cost of Goods Sold:
Purchases	$19,722
Total Cost of Goods Sold	19,722

Gross Profit	10,600

Operating Expenses:

General and administrative	$154

Total Expenses	154

Income Before Income Tax	$10,446

Provision for Income Tax	$2,089

Net Income for Period	8,357

Net Income (loss) per share:
Basic and diluted	$0.0020

Weighted average number of shares outstanding:

Basic and diluted	218,579

The accompanying notes are an integral part of these financial statements

F-3

CAPSTONE SYSTEMS INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
From Inception April 1, 2015 to May 31, 2015

	Common Stock			Additional		Total
	Number of		Additional	Paid-in	Accumulated	Shareholders'
	Shares	Par Value	Paid in Capital	Capital	Gain (Deficit)	Equity

Balance, April 1, 2015 (Inception)	-	$-	$-	$-	$-	$-

Common Shares issued:
for cash on May 11, 2015	4,000,000	4,000	-	-		4,000

Net income (loss)	-	-	-	-	8,357	8,357
Balance, May 31, 2015	4,000,000	$4,000	$-	$-	$8,357	$12,357

The accompanying notes are an integral part of these financial statements

F-4

CAPSTONE SYSTEMS INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Audited)

From inception
(April 1, 2015) to
May 31, 2015

Operating activities:

Net Income	$8,357
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:
Provision for Income Tax	2,089
Net cash provided by operating activities	10,446

Financing activities:

Proceeds from issuance of common stock	4,000
Due to related party	100

Net cash provided by financing activities	4,100

Investing activities:
Purchase of Building & Land	(6,515)

Net cash provided by investing activities	(6,515)

Net increase in cash	8,031

Cash, beginning of period	-

Cash, end of period	$8,031

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	$-
Interest	$-

The accompanying notes are an integral part of these financial statements

F-5

Capstone Systems Inc.

Notes to the Financial Statements

May 31, 2015

Note 1: Organization and Basis of Presentation

Capstone Systems Inc. (the "Company") is a for profit corporation established under the Corporation Laws of the State of Nevada on April 1, 2015. We plan to expand our business in the kitchen cabinet industry in the USA. The Company is subject to all risks inherent to the establishment of a start-up business enterprise.

Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year-end is May 31st.

The Financial Statements and related disclosures as of May 31, 2015 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Unless the context otherwise requires, all references to "Capstone", "Capstone Systems", "we", "us", "our" or the "company" are to Capstone Systems Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. ASC 820, "Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2015.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-6

Capstone Systems Inc.

Notes to the Financial Statements

May 31, 2015

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 "Earnings per Share", which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company's operations are based in Slovenia, but utilize the U.S. dollar as its functional currency.

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

a.	the customer has prepaid for the product;
b.	the product has been shipped from either the Company or one of our suppliers, and;
c.	the product has been delivered and signed for by the customer as evidenced by the shipping company.

Customers are allowed to return the products within 30 days for exchange or refund if defects in manufacturing are identified. Prior to the expiration of the 30 day exchange or refund period the cash received is recorded as unrecognized revenue.

F-7

Capstone Systems Inc.

Notes to the Financial Statements

May 31, 2015

Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

On June 10, 2014, The Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted the amendment as of fiscal year ended May 31, 2015.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of May 31, 2015, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

Note 3: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended May 31, 2015, the Company had a net profit of $ 8,357.  The Company's ability to continue as a going concern is dependent upon the Company's ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

F-8

Capstone Systems Inc.

Notes to the Financial Statements

May 31, 2015

Note 4: Debt

In April 2015 the Director and President of the Company made the initial deposit to the Company's bank account in the amount $100 which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 5: Capital Stock

The Company has 75,000,000 shares of common stock with a par value of $0.001 per share.

On May 11, 2015 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000.00.

As of May 31, 2015 there were no outstanding stock options or warrants.

Note 6: Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Our effective tax rate for fiscal year 2015 will be 20%, which we expect to be fairly consistent in the near term. Our tax rate may also be affected by discrete items that may occur in any given year, but are not consistent from year to year. Income taxes are calculated and accrued for U.S. taxes only. We are not required to pay corporate taxes in Slovenia until our 3rd year in business.

F-9

Capstone Systems Inc.

Notes to the Financial Statements

May 31, 2015

Note 7: Fixed Assets

In April 2015 the Company purchased for $6,515 a small office located at 242 Dolenjska cesta, Ljubljana, Slovenia, 10001. The Company will utilize the space as a primary office. The price of the building was $4,000 and the land was valued at $2,515.

Fixed assets are stated at cost. The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Buildings – 15 years

Office Equipment – 7 years

During the year ended May 31, 2015 the Company did not record any depreciation expense for the building as it did not begin to be utilized until June. The Company will begin recording depreciation on the building during the quarter ended August 31, 2015.

Note 8: Related Party Transactions

The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving the Company's director. The nature and details of the transaction are described in Note 5.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued and that the management representation letter was signed (6/29/15). Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

F-10

CAPSTONE SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	August 31, 2015	May 31, 2015
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$10,579	$8,031

TOTAL CURRENT ASSETS	10,579	8,031

OTHER CURRENT ASSETS
Deferred Cost of Goods Sold	$25,012	$-

TOTAL CURRENT ASSETS	$35,591	$8,031

FIXED ASSETS
Slovenia Office Building	$4,000	$4,000
Depreciation	$(89)	-
Slovenia Office Building Land	2,515	2,515

TOTAL FIXED ASSETS	6,426	6,515

TOTAL ASSETS	$42,017	$14,546

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable	$-	$-
Loan Payable - Related Party	100	100
Unearned Revenue	30,110	0
Income Taxes Payable	2,089	2,089

TOTAL LIABILITIES	$32,299	$2,189

STOCKHOLDERS' EQUITY
Common stock: authorized 75,000,000; $0.001 par value; 4,000,000 shares issued and outstanding at August 31, 2015 and May 31, 2015	4,000	4,000
Profit (loss) accumulated during the development stage	5,719	8,357

Total Stockholders' Equity	$9,719	$12,357

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,017	$14,546

The accompanying notes are an integral part of these financial statements

F-11

CAPSTONE SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Unaudited)

For the
Three Months Ended
August 31, 2015
REVENUES
Sales:
Sales	$-
Total Income	-

Cost of Goods Sold:
Purchases	$-
Total Cost of Goods Sold	-

Gross Profit	-

Operating Expenses:
General and administrative	$2,639

Total Expenses	2,639

Income Before Income Tax	$(2,639)

Provision for Income Tax	$-

Net Income for Period	(2,639)

Net gain (loss) per share:
Basic and diluted	$(0.0007)

Weighted average number of shares outstanding:
Basic and diluted	4,000,000

The accompanying notes are an integral part of these financial statements

F-12

CAPSTONE SYSTEMS INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Unaudited)

For the
Three Months Ended
August 31, 2015

Operating activities:
Net Income	$(2,639)
Adjustment to reconcile net loss to net cash provided by operations:
Changes in assets and liabilities:
Deferred Cost of Goods Sold	$(25,012)
Accounts Payable	-
Depreciation	89
Unearned Revenue	30,110
Provision for Income Tax	-
Net cash provided by operating activities	2,547

Financing activities:
Proceeds from issuance of common stock	-
Due to related party	-

Net cash provided by financing activities	-

Investing activities:
Purchase of Building & Land	-

Net cash provided by investing activities	-

Net increase in cash	2,548

Cash, beginning of period	8,031

Cash, end of period	$10,579

Supplemental disclosure of cash flow information:

Cash paid during the period
Taxes	$-
Interest	$-

The accompanying notes are an integral part of these financial statements

F-13

Capstone Systems Inc.

Notes to the Financial Statements

August 31, 2015

Note 1: Organization and Basis of Presentation

Capstone Systems Inc. (the "Company") is a for profit corporation established under the Corporation

Laws of the State of Nevada on April 1, 2015. We plan to expand our business in the wholesale distribution of kitchen cabinets in the USA. The Company is subject to all risks inherent to the establishment of a start-up business enterprise.

Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year-end is May 31st.

The Financial Statements and related disclosures as of August 31, 2015 are reviewed pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Unless the context otherwise requires, all references to "Capstone", "Capstone Systems", "we", "us", "our" or the "company" are to Capstone Systems Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. ASC 820, "Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2015.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-14

Capstone Systems Inc.

Notes to the Financial Statements

August 31, 2015

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 "Earnings per Share", which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company's operations are based in Slovenia, but utilize the U.S. dollar as its functional currency.

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

a.	the customer has prepaid for the product;

b.	the product has been shipped from either the Company or one of our suppliers, and;

c.	the product has been delivered and signed for by the customer as evidenced by the shipping company.

Customers are allowed to return the products within 30 days for exchange or refund if defects in manufacturing are identified. Prior to the expiration of the 30 day exchange or refund period the cash received is recorded as unrecognized revenue.

Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

On June 10, 2014, The Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted the amendment as of fiscal year ended May 31, 2015.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of August 31, 2015, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

F-15

Capstone Systems Inc.

Notes to the Financial Statements

August 31, 2015

Note 3: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period from inception to August 31, 2015, the Company had a net profit of $5,719. The Company's ability to continue as a going concern is dependent upon the Company's ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Note 4: Debt

In April 2015 the Director and President of the Company made the initial deposit to the Company's bank account in the amount $100 which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 5: Capital Stock

The Company has 75,000,000 shares of common stock with a par value of $0.001 per share.

On May 11, 2015 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000.00.

As of August 31, 2015 there were no outstanding stock options or warrants.

Note 6. Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-16

Capstone Systems Inc.

Notes to the Financial Statements

August 31, 2015

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Our effective tax rate for fiscal year 2015 will be 35%, which we expect to be fairly consistent in the near term. Our tax rate may also be affected by discrete items that may occur in any given year, but are not consistent from year to year. Income taxes are calculated and accrued for U.S. taxes only. We are not required to pay corporate taxes in Slovenia until our 3rd year in business.

Note 7: Fixed Assets

In April 2015 the Company purchased for $6,515 a small office located at 242 Dolenjska cesta, Ljubljana, Slovenia, 10001. The Company will utilize the space as a primary office. The price of the building was $4,000 and the land was valued at $2,515.

Fixed assets are stated at cost. The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Buildings – 15 years

Office Equipment – 7 years

During the period ended August 31, 2015 the Company recorded $89 in depreciation expense for the building.

Note 8: Related Party Transactions

The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving the Company's director. The nature and details of the transaction are described in Note 4 and Note 5.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued, November 30, 2015, to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

F-17

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

CAPSTONE SYSTEMS INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 201__, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

37

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$9.30
Auditor Fees and Expenses	$3,000.00
Legal Fees and Expenses	$1,200.00
EDGAR fees	$1,300.00
Transfer Agent Fees	$1,490.70
TOTAL	$7,000.00

____________

(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Capstone Systems Inc.'s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of her or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a. By the stockholders;

b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Capstone Systems Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Jure Perko	May 11, 2015	4,000,000	$4,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933, he is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed previously)
3.2	Bylaws of the Registrant
5.1	Opinion of John T. Root, Attorney at Law (filed previously)
10.1	Sales Agreement with AQUACUBIC SANITARY WARE CO. LTD
10.2	Sales Agreement with Foshan Mingdeng Kitchen Cabinet Co., Ltd
10.3	Sales Agreement with Foshan Opaly Composite Materials Co., Ltd
10.4	Sales Agreement with FOSHAN SANI SANITARY WARE CO., LTD
10.5	Sales Agreement with Hangzhou Relux House Furnishing Co., Ltd
10.6	Sales Agreement with OPPEIN Home Group Inc
10.7	Sales Agreement with Welbom Cabinetry & Joinery Companies
10.8	Subscription Agreement
10.9	Written description of the verbal loan agreement with Jure Perko
23.1	Consent of GILLESPIE & ASSOCIATES, PLLC
23.2	Consent of John T. Root, Attorney at Law (contained in exhibit 5.1)

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ljubljana, Slovenia on December 15, 2015.

CAPSTONE SYSTEMS INC.

By:	/s/ Jure Perko
Jure Perko
President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jure Perko	President, Treasurer, Secretary and Director
Jure Perko	(Principal Executive, Financial and Accounting Officer)	December 15, 2015

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed previously)
3.2	Bylaws of the Registrant
5.1	Opinion of John T. Root, Attorney at Law (filed previously)
10.1	Sales Agreement with AQUACUBIC SANITARY WARE CO. LTD
10.2	Sales Agreement with Foshan Mingdeng Kitchen Cabinet Co., Ltd
10.3	Sales Agreement with Foshan Opaly Composite Materials Co., Ltd
10.4	Sales Agreement with FOSHAN SANI SANITARY WARE CO.,LTD
10.5	Sales Agreement with Hangzhou Relux House Furnishing Co., Ltd
10.6	Sales Agreement with OPPEIN Home Group Inc
10.7	Sales Agreement with Welbom Cabinetry & Joinery Companies
10.8	Subscription Agreement
10.9	Written description of the verbal loan agreement with Jure Perko
23.1	Consent of GILLESPIE & ASSOCIATES, PLLC
23.2	Consent of John T. Root, Attorney at Law (contained in exhibit 5.1)

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